UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 26, 2013

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 26, 2013, MusclePharm Corporation, a Nevada corporation ("MusclePharm" or the “Company”), entered into an Endorsement Licensing and Co-Branding Agreement (the "Agreement") by and among Marine MP, LLC, and Fitness Publications, Inc. (Marine MP, LLC and Fitness Publications, Inc. together, the “AS Parties”). Under the terms of the Agreement, Mr. Arnold Schwarzenegger will endorse the Corporation’s products and a special Arnold Schwarzenegger product line of between 4 and 8 products will be marketed under Mr. Schwarzenegger’s name and likeness.

Pursuant to the Agreement, Mr. Schwarzenegger granted the Company a license to use, subject to Mr. Schwarzenegger’s approval, worldwide, Mr. Schwarzenegger’s name and Appearance Rights (as defined in the Agreement), oral and written endorsements, and approved videos, images, appearance, likeness, voice recording, signature and professional background to advertise the Company’s products. Additionally, Mr. Schwarzenegger has agreed to make certain appearance on behalf of the Company throughout the term of the Agreement.

Pursuant to the Agreement, as compensation and in consideration of the license granted by Mr. Schwarzenegger and the services he shall provide, Marine MP, LLC shall receive (i) royalty payments based upon a percentage of net sales of licensed products throughout the term of the Agreement, subject to certain minimum amounts, and (ii) 780,000 shares of the Company’s restricted common stock (the “Stock Compensation”). The Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission covering all shares of common stock issued pursuant to the Agreement, using its reasonable best efforts to file such registration statement concurrently with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, but in no event shall such registration statement be filed later than August 21, 2013. Mr. Schwarzenegger has agreed that he will not sell more than 50% of the Stock Compensation for a period of six (6) months. The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective as soon as practicable.

The Agreement shall have an initial term of three (3) years commencing on July 26, 2013, however, the Agreement shall automatically extend for two additional three-year terms if certain net sales milestones are met, as specified in the Agreement.

The Agreement may be terminated by either party upon a material breach or default by the other party, given that such terminating party shall give notice and provide the non-terminating party a 30 day period in which it may cure the potential event of default. Moreover, should Mr. Schwarzenegger become incapable of performing a material amount of the personal or consulting services provided for in the Agreement due to death, disability, injury or other incapacity, the Company may terminate the Agreement upon 15 days written notice. The AS Parties may terminate the Agreement under certain other circumstances set forth in the Agreement.

The Agreement also contains standard independent contractor, indemnification, exclusivity and non-competition clauses.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete. You should read the complete Agreement, a form of which is attached hereto as exhibit 10.1.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The Company issued the shares of common stock pursuant to the Agreement in reliance on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D.

On May 3, 2013, the Company sold an aggregate of 100,000 shares of its common stock, $0.001 par value per share at a per share price of $8.50 in a private placement (the “First Private Placement”) to certain accredited investors (the “First Purchasers”) for an aggregate purchase price of approximately $850,000.

The shares were sold pursuant to subscription agreements dated May 3, 2013 (the “First Subscription Agreements”) between the Company and the Purchasers. The First Subscription Agreements contained customary terms regarding, among other things, representations and warranties and indemnification.

The Company has entered into registration rights agreements with the First Purchasers, pursuant to which the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission covering all shares of Common Stock sold in the First Private Placement within 90 days of the final closing of the First Private Placement (the “First Filing Date”).  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective as soon as practicable after the First Filing Date.

The Company is obligated to pay the First Purchasers a fee of 1.5% per month of the First Purchaser’s investment, payable in cash, for every thirty (30) day period up to a maximum of 5%, following the First Filing Date that the registration statement has not been filed; provided, however, that the Company shall not be obligated to pay any such damages under certain circumstances, as more fully set forth in the registration rights agreement.

The Company issued the foregoing shares of common stock in reliance on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D.

On June 3, 2013, the Company sold an aggregate of 150,000 shares of its common stock, $0.001 par value per share at a per share price of $10.00 in a private placement (the “Second Private Placement”) to certain accredited investors (the “Second Purchasers”) for an aggregate purchase price of approximately $1,500,000.

The Common Stock was sold pursuant to subscription agreements dated June 3, 2013 2013 (the “Second Subscription Agreements”) between the Company and the Second Purchasers. The Second Subscription Agreements contained customary terms regarding, among other things, representations and warranties and indemnification.

The Company granted registration rights agreements to the Second Purchasers, pursuant to that certain Registration Rights Agreement dated as of March 28, 2013, by and among MusclePharm and the investors party thereto as if the Second Purchasers were an investor party thereto, pursuant to which the Company has filed a “resale” registration statement with the Securities and Exchange Commission, effective as of July 17, 2013, covering all shares of common stock sold in the Second Private Placement. The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144.

The Company is obligated to pay the Purchasers a fee of 1.5% per month of the Purchaser’s investment, payable in cash, for every thirty (30) day period up to a maximum of 5%, following the Second Filing Date that the registration statement has not been filed; provided, however, that the Company shall not be obligated to pay any such damages under certain circumstances, as more fully set forth in the registration rights agreement.

The Company issued the foregoing shares of Common Stock in reliance on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D.

Pursuant to consulting agreements entered into by the Company with two separate third party consultants, both dated May 24, 2013, the Company issued an aggregate of 78,000 shares of the Company’s restricted common stock to such third party consultants.

Each Consultant is an  “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and will be issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Form of Endorsement Licensing and Co-Branding Agreement

99.1	MusclePharm Corporation Press Release issued July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: August 1, 2013
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President